Exhibit 99.1

Allied Nevada Announces Appointment of Michael Moran as Vice President,

Project Development

February 15, 2011 – Reno, Nevada – Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-A: ANV)is pleased announce that Mr. Michael Moran has been appointed to the newly created position of Vice President, Project Development effective immediately. Mr. Moran’s primary responsibility will be to lead the engineering design, feasibility studies and mine construction at the Company’s wholly owned Hycroftmine, located near Winnemucca, Nevada. Mr. Moran will also be responsible for managing other projects as they reach the feasibility stage.

“We are extremely pleased that Mike has agreed to join the Allied Nevada in this key role as we advance the Hycroft expansion projects,” comments Scott Caldwell, President & CEO of Allied Nevada. “Mike’s technical expertise in developing and constructing large-scale projects such as the Hycroft milling project will be essential in driving the feasibility process forward and ensuring a smooth construction period.”

Mr. Moranhas over 25 years of experience in the management, development, construction and operation of large scale projects. He has successfully executed international mine construction and expansion projects such as Newmont’s Batu Hijau gold-copper project in Indonesia, BHP’s Escondida Project in Chile, Newmont’s Refractory Ore Treatment Plant at the Carlin mine near Elko, Nevada and Rio Algom’s Antamina gold project in Peru. Mr. Moran has attained extensive feasibility study, project and construction management experience on major mineral projects during his tenure at engineering consulting forms and international mining companies such as Newmont Mining, Toledo Mining, BHP International and Rio Algom and, most recently, Starfield Resources. He holds a BS in Civil Engineering and is a licensed Professional Engineer in the State of California.

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, expected growth and development of the Company and its operations; feasibility studies for the Hycroft Milling Project; and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks that Allied Nevada’s exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including the uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

For further information on Allied Nevada, please contact:

Scott Caldwell	Tracey Thom
President & CEO	Vice President, Investor Relations
(775) 358-4455	(416) 409-6007

or visit the Allied Nevada website at www.alliednevada.com.